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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-26139, 333-32123, 333-46829, 333-53057 and 333-58237, and
Forms S-8 Nos. 333-07625, 333-30831, 333-41523, 333-46591, 333-52001 and
333-59329) pertaining to the resale of shares held by America Online, Inc. or its subsidiaries, Intuit, Inc., the former stockholders of Netbot, Inc. and MatchLogic, Inc., Netscape Communications Corporation and the former shareholders of Throw Inc. and Classfieds2000, Inc., 1995 Equity Incentive
Plan, 1996 Equity Incentive Plan, 1996 Directors Stock Option Plan and 1996 Employee Stock Purchase Plan of Excite, Inc., options to purchase common stock of Netbot, Inc., options to purchase common stock of MatchLogic, Inc. and options to purchase common stock of Throw Inc. and Classifieds2000, Inc., of our report dated January 19, 1999 (March 22, 1999 as to Note 1 -- Summary of Significant Accounting Policies, paragraph 4 and Note 2 -- Business Combinations and Purchased Product Rights, paragraph 3 and 6), included in the Annual Report on Form 10-K of Excite, Inc. for the year ended December 31, 1998, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Palo Alto, California
April 21, 1999